MIDWAY GOLD ANNOUNCES CLOSING OF OVER-ALLOTMENT

June 17, 2014

Denver, Colorado - Midway Gold Corp. (TSX and NYSE MKT:MDW) ("Midway Gold" or the "Company") is pleased to announce additional gross proceeds of US$2,500,043 pursuant to the exercise of the over-allotment option by a syndicate of underwriters co-led by RBC Capital Markets and Haywood Securities Inc., and including Canaccord Genuity Corp. and Cormark Securities Inc. The Company has issued an additional 3,012,100 common shares (“Common Shares”) at an offering price of US$0.83 per Common Share.

Aggregate gross proceeds from the offering, including the over-allotment option, now total US$27,500,473.

The Company intends to use the net proceeds of the offering to fund the construction and working capital for the Pan gold project, Gold Rock development and permitting, and general corporate purposes.

The prospectus supplement to the Company's short form base shelf prospectus dated December 5, 2012 filed with the securities commissions in British Columbia, Alberta and Ontario (the "Canadian Prospectus") and the prospectus supplement to the Company’s base prospectus dated November 14, 2012 included in the registration statement on Form S-3 filed with the Securities and Exchange Commission (the "U.S. Prospectus") contain important information relating to these securities. Copies of the Canadian Prospectus are available at www.sedar.com and copies of the U.S. Prospectus are available at www.sec.gov, and copies of both the Canadian Prospectus and the U.S. Prospectus may be obtained in Canada from, RBC Capital Markets at RBC Capital Markets, Attention: Distribution Centre, 180 Wellington St. W., 8th Floor, Toronto, Ontario M5J OC2 fax: 416-313-6066, email: distribution@rbccm.com or in the U.S., Attention: RBC Capital Markets, LLC, 3 World

Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Phone: 877-822-4089; Fax: 212-428-6260, or from Haywood Securities Inc. & Haywood Securities (USA) Inc., Attention: Michelle Jankovich, Suite 700-200 Burrard Street, Vancouver, BC V6C 3L6; Phone: 604-697-7126; Fax: 604-697-7498; Email: mjankovich@haywood.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplements, the Canadian Prospectus or the U.S. Prospectus.

ON BEHALF OF THE BOARD

“Kenneth A. Brunk”

Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (877) 475-3642 (toll-free).

Neither the TSX Exchange nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates, and the potential use of proceeds from this offering of Common Shares. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.